Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August 28, 2024

Westrock Coffee Company

4009 N. Rodney Parham Rd.

4th Floor

Little Rock, Arkansas 72212

Ladies and Gentlemen:

We have acted as special counsel to Westrock Coffee Company, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement (as defined below) relating to (i) the Company’s offer to exchange any and all of the Company’s outstanding public and private placement warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for 0.290 shares of Common Stock per Warrant (such offer to exchange, the “Exchange Offer” and such exchange, the “Exchange”); and (ii) the solicitation of consents (the “Consent Solicitation”) from the holders of all outstanding Warrants to amend that certain Amended and Restated Warrant Agreement, dated as of August 25, 2022, by and between the Company and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (the “Warrant Agreement”), which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.261 shares of Common Stock per Warrant (the “Amendment” and, together with the Exchange, the “Transactions”), in each case upon the terms and subject to the conditions set forth in the Registration Statement. The Exchange Offer and Consent Solicitation are being made pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2024 (the “Registration Statement”). References in this opinion to the Registration Statement include the prospectus/offer to exchange forming a part of the Registration Statement. In connection with the filing of the Registration Statement, you have requested our opinion as to certain U.S. federal income tax matters.

In providing our opinion, we have examined the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Exchange Offer, the Consent Solicitation and the Transactions will be consummated in accordance with the descriptions contained in the Registration Statement (without amendment, waiver or modification of any of the terms or conditions set forth therein), (ii) the statements and representations (which statements and representations we have neither investigated nor verified) set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times, (iii) all such statements and representations that are qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, and (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity. If any of the above described assumptions is untrue for any reason, or if the Exchange Offer, Consent Solicitation or Transactions are consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement and herein, it is our opinion that insofar as it summarizes U.S. federal income tax law, the discussion set forth in the Registration Statement under the caption “Market Information, Dividends, and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences” is accurate in all material respects.

We express no opinion on any issue or matter other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transactions described in the Registration Statement, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the transactions described in the Registration Statement and therefore is prospective and dependent on future events.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz